Exhibit 5.5

Principal Officers:

Harry Jung, P. Eng.
   President, C.E.O.
Dana B. Laustsen, P. Eng.
   Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
   Executive V.P.

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT
To: Pengrowth Energy Trust:
     We hereby consent to references to us in this Registration Statement on Form F-10, and to the incorporation of our reserve report dated February 17, 2006, and effective December 31, 2005, contained in Appendix A to the Annual Report on Form 40-F of Pengrowth Energy Trust for the fiscal year ended December 31, 2005, which Annual Report is incorporated by reference in this Registration Statement on Form F-10.
     We also consent to references to us in this Registration Statement on Form F-10, and to the incorporation of our reserve report dated February 23, 2006, and effective December 31, 2005, contained in Schedule A of the Annual Information Form of Esprit Energy Trust for the year ended December 31, 2005, which report is included in Exhibit 4.1 to this Registration Statement on Form F-10.

Very truly yours,

GLJ PETROLEUM CONSULTANTS LTD.

By:	/s/ Doug R. Sutton, P. Eng.

Name: Doug R. Sutton, P. Eng.
Title: Vice-President
August 16, 2006
Calgary, Alberta

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